Exhibit 10.1

EXECUTION COPY

AMENDMENT NO. 1, dated as of June 19, 2009 (this “Amendment”), to the Second Amended and Restated Credit Agreement dated as of August 23, 2006, as amended and restated on January 29, 2007, and as further amended and restated on May 23, 2007 (the  “Credit Agreement”), among TRAVELPORT LLC, a Delaware limited liability company (the “Borrower”), TRAVELPORT LIMITED, a company incorporated under the laws of Bermuda (“Holdings”), UBS AG, STAMFORD BRANCH, as Administrative Agent, Collateral Agent, L/C Issuer and Swing Line Lender, the lenders party thereto, CREDIT SUISSE SECURITIES (USA) LLC, as Syndication Agent, and the other parties thereto.

A.            Section 2.14 of the Credit Agreement permits the Borrower to request the establishment of one or more additional tranches of term loans under the Credit Agreement.

B.            The Borrower has requested, by notice provided under Section 2.14 of the Credit Agreement, the Incremental Term Loans C (as defined below), the proceeds of which will be used by the Borrower for general corporate purposes and any other purpose permitted under the Credit Agreement and the Senior Notes Indenture and the Senior Subordinated Notes Indenture (each as defined below).

C.            Each of the persons set forth on Schedule 1 hereto (an “Incremental Term Loan C Lender”) is willing to provide an Incremental Term Loan C, on the terms and subject to the conditions set forth herein.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Capitalized terms used but not defined in this Amendment have the meanings assigned thereto in the Credit Agreement (where the context so requires, after giving effect hereto).  The provisions of Section 1.02 of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.

SECTION 2.  Incremental Term Loans C.  (a)  Subject to the terms and conditions set forth herein and in the Credit Agreement, each Incremental Term Loan C Lender severally agrees to make, on the Incremental Term Loan C Facility Effective Date, to the Borrower a single loan denominated in Dollars in a Dollar Amount equal to such Incremental Term Loan C Lender’s Incremental Term Loan C Commitment; provided that, notwithstanding anything to the contrary contained herein or in the Credit Agreement (and without affecting any other provision hereof or thereof), the funded portion of each Incremental Term Loan C to be made on the Incremental Term Loan C Facility Effective Date (i.e., the amount advanced in cash to the Borrower on such date) shall be equal to 96.00% of the principal amount of such Incremental Term Loan C (it being agreed that the Borrower shall be obligated to repay 100.0% of the principal amount of such Incremental Term Loan C as provided hereunder and under the Credit Agreement).  Amounts borrowed under this Section 2 and repaid and prepaid may not be reborrowed.  Incremental Term Loans C (i) may be Base Rate Loans or Eurocurrency Rate Loans, as provided in the Credit Agreement, (ii) shall rank pari passu in right of payment and of security with the Revolving Credit Loans and the other Term Loans and (iii) shall mature on the Maturity Date with respect to the other Term Loans.

(b)  The funding of the Incremental Term Loans C to be made hereunder shall be made in the manner contemplated by Section 2.02(b) of the Credit Agreement.  If not drawn before 5:00 p.m., New York City time on June 19, 2009, the Incremental Term Loan C Commitments shall expire on such date and shall from and after such time be of no further force or effect.  The Incremental Term Loan C Commitment of each Incremental Term Loan C Lender shall automatically terminate upon the making of such Lender’s Incremental Term Loan C pursuant to this Section 2.

SECTION 3.  Amendments to the Credit Agreement.  The Credit Agreement is hereby amended as follows:

(a)  Section 1.01 of the Credit Agreement is hereby amended as follows:

(i)  The following definitions are hereby added in the appropriate alphabetical order:

“Incremental Amendment No. 1” means Amendment No. 1, dated as of June 17, 2009, to this Agreement.

“Incremental Term Loan C Commitment” means, as to each Lender, its obligation to make an Incremental Term Loan C to the Borrower pursuant to the Incremental Amendment No. 1 denominated in Dollars in an aggregate Dollar Amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1 to the Incremental Amendment No. 1.  The aggregate amount of the Incremental Term Loan C Commitments is $150,000,000 as of the Incremental Term Loan C Facility Effective Date.

“Incremental Term Loan C Facility Arranger” means Credit Suisse Securities (USA) LLC, as a joint bookrunner and joint lead arranger, with “left” placement, for the Incremental Term Loan C Facility.

“Incremental Term Loan C Facility Effective Date” has the meaning specified in the Incremental Amendment No. 1.

“Incremental Term Loan C Lender” means, at any time, any Lender that has an Incremental Term Loan C Commitment or an Incremental Term Loan C at such time.

“Incremental Term Loan C” means a Loan made pursuant to Section 2 of the Incremental Amendment No. 1.

“Incremental Term Loan C Note” means a promissory note of the Borrower payable to any Incremental Term Loan C Lender or its registered assigns, in the form reasonably satisfactory to the Administrative Agent and the Borrower, evidencing the aggregate Indebtedness of the Borrower to such Incremental Term Loan C Lender resulting from the Incremental Term Loan C made by such Incremental Term Loan C Lender.

(ii)  The definition of each of the following terms in Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

“Class” (a) when used with respect to Lenders, refers to whether such Lenders are Dollar Revolving Credit Lenders, Alternative Currency Revolving Credit Lenders, Tranche B Dollar Term Lenders, Euro Term Lenders, Incremental Term Loan C Lenders or Post-First Amendment and Restatement Synthetic L/C Lenders, (b) when used with respect to Commitments, refers to whether such Commitments are Dollar Revolving Credit Commitments, Alternative Currency Revolving Credit Commitments, Tranche B Dollar Term Commitments, Euro Term Commitments, Incremental Term Loan C Commitments or Post-First Amendment and Restatement Synthetic L/C Commitments and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Dollar Revolving Credit Loans, Alternative Currency Revolving Credit Loans, Tranche B Dollar Term Loans, Euro Term Loans, Incremental Term Loans C or Post-First Amendment and Restatement Synthetic L/C Loans.

“Commitment” means a Term Commitment, a Revolving Credit Commitment or a Post-First Amendment and Restatement Synthetic L/C Commitment, as the context may require.

“Defaulting Lender” means any Lender that (a) has failed to fund any portion of the Tranche B Dollar Term Loans, Euro Term Loans, Incremental Term Loans C, Revolving Credit Loans, participations in Revolving L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder within one (1) Business Day of the date required to be funded by it hereunder, unless the subject of a good faith dispute or subsequently cured, (b) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, unless the subject of a good faith dispute or subsequently cured, or (c) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding.

“Facility” means the Tranche B Dollar Term Loans, the Euro Term Loans, the Incremental Term Loans C, the Letter of Credit Facility, the Dollar Revolving Credit Facility, the Alternative Currency Revolving Credit Facility or the Post-First Amendment and Restatement Synthetic L/C Facility, as the context may require, and are referred to collectively as the “Facilities”.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes, without limitation, any Delayed Draw Term Lender, Incremental Term Loan C Lender, any Increased Original Dollar Revolving Credit Lender, any New Dollar Revolving Credit Lender, an L/C Issuer and the Swing Line Lender, and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a “Lender.”

“Loan” means (a) an extension of credit by a Lender to a Borrower under Article II in the form of a Tranche B Dollar Term Loan, a Euro Term Loan, a Revolving Credit Loan, a Post-First Amendment and Restatement Synthetic L/C Loan or a Swing Line Loan and (b) an extension of credit by a Lender to the Borrower in the form of an Incremental Term Loan, including any Incremental Term Loan C.

“Note” means a Tranche B Dollar Term Note, a Euro Term Note, an Incremental Term Loan C Note, a Dollar Revolving Credit Note, an Alternative Currency Revolving Credit Note or a Post-First Amendment and Restatement Synthetic L/C Note, as the context may require.

“Outstanding Amount” means (a) with respect to the Tranche B Dollar Term Loans, Euro Term Loans, Incremental Term Loans (including Incremental Term Loans C), Revolving Credit Loans, Post-First Amendment and Restatement Synthetic L/C Loans and Swing Line Loans on any date, the Dollar Amount thereof after giving effect to any borrowings and prepayments or repayments of Tranche B Dollar Term Loans, Euro Term Loans, Incremental Term Loans (including Incremental Term Loans C), Revolving Credit Loans (including any refinancing of outstanding Unreimbursed Amounts under Revolving Letters of Credit or Revolving L/C Credit Extensions as a Revolving Credit Borrowing), Post-First Amendment and Restatement Synthetic L/C Loans and Swing Line Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Amount thereof on such date after giving effect to any related L/C Credit Extension occurring on such date and any other changes thereto as of such date, including as a result of any reimbursements of outstanding Unreimbursed Amounts under related Letters of Credit (including any refinancing of outstanding Unreimbursed Amounts under related Letters of Credit or related L/C Credit Extensions as a Revolving Credit Borrowing or Post-First Amendment and Restatement Synthetic L/C Borrowing, as the case may be) or any reductions in the maximum amount available for drawing under related Letters of Credit taking effect on such date.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Tranche B Dollar Term Loans, Euro Term Loans, Incremental Term Loans C, Revolving Credit Loans, or Post-First Amendment and Restatement Synthetic L/C Loans, a Committed Loan Notice, (b)

with respect to an L/C Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate Dollar Amount of each Lender’s risk participation and funded participation in Dollar L/C Obligations and Swing Line Loans being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Tranche B Dollar Term Commitments, (c) aggregate unused Euro Term Commitments, (d) aggregate unused Incremental Term Loan C Commitments, (e) aggregate unused Revolving Credit Commitments and (f) aggregate Unused Post-First Amendment and Restatement Synthetic L/C Commitments; provided that the unused Tranche B Dollar Term Commitment, unused Euro Term Commitment, unused Incremental Term Loan C Commitments, unused Revolving Credit Commitment and Unused Post-First Amendment and Restatement Synthetic L/C Commitment of, and the portion of the Total Outstandings held or deemed held by, any Defaulting Lender or Holdings or any Affiliate thereof shall be excluded for purposes of making a determination of Required Lenders.

“Term Borrowing” means a borrowing consisting of simultaneous Term Loans of the same Class, Type and currency and, in the case of Eurocurrency Rate Loans, having the same Interest Period made by each of the Term Lenders of the applicable Class pursuant to Section 2.01 or, in the case of Incremental Term Loans C, the Incremental Amendment No. 1.

“Term Commitments” means the Original Tranche B Dollar Term Commitments, the Delayed Draw Term Commitments, the Euro Term Commitments and the Incremental Term Loan C Commitments.

“Term Lender” means an Original Tranche B Dollar Term Lender, a Delayed Draw Term Lender, a Euro Term Lender or an Incremental Term Loan C Lender, as the context may require, and are referred to collectively as the “Term Lenders”.

“Term Loan” means an Original Tranche B Dollar Term Loan, a Delayed Draw Term Loan, a Euro Term Loan or an Incremental Term Loan C, as the context may require, and are referred to collectively as the “Term Loans”.

“Term Note” means an Original Tranche B Dollar Term Note, a Delayed Draw Term Note, a Euro Term Note or an Incremental Term Loan C Note, as the context may require, and are referred to collectively as the “Term Notes”.

(iii)  The definition of the term “Applicable Rate” is hereby amended to replace the text set forth therein preceding the table with the following:

“Applicable Rate” means a percentage per annum equal to (a) with respect to Incremental Term Loans C, (i) 7.50% in the case of Eurocurrency Rate Loans and (ii) 6.50% in the case of Base Rate Loans, and (b) with respect to Revolving Credit Loans, unused Revolving Credit Commitments, Revolving Letter of Credit fees, Tranche B Dollar Term Loans, Euro Term Loans and Post-First Amendment and Restatement Synthetic L/C facility fees, the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b) (or, until the first such Compliance Certificate is delivered hereunder, the most recent Compliance Certificate received by the  Administrative Agent pursuant to Section 6.02(b) of the First Amended and Restated Credit Agreement):”.

(iv)  The definition of the term “Base Rate” is hereby amended to add at the end thereof the following:

“Notwithstanding the foregoing, if the Base Rate determined as provided above with respect to any Incremental Term Loan C for any day would be less than 4.00% per annum, then the Base Rate with respect to such Incremental Term Loan C for such day shall be deemed to be 4.00% per annum.”

(v)  The definition of the term “Eurocurrency Rate” is hereby amended to add at the end thereof the following:

“Notwithstanding the foregoing, if the Eurocurrency Rate determined as provided above with respect to any Incremental Term Loan C for any Interest Period would be less than 3.00% per annum, then the Eurocurrency Rate with respect to such Incremental Term Loan C for such Interest Period shall be deemed to be 3.00% per annum.”

(vi)  The definition of the term “Interest Period” is hereby amended to replace the phrase “as to each Eurocurrency Rate Loan subject to clauses (i) and (ii) of Section 1.09(b) of the First Amended and Restated Credit Agreement and clause (b) of the last sentence of Section 2.08(a),” with the phrase “as to each Eurocurrency Rate Loan,”.

(b)  Sections 2.02(a) and 2.05(a) of the Credit Agreement are hereby amended to add, after each reference therein to “Tranche B Dollar Term Loans”, the words “, Incremental Term Loans C,” or “and Incremental Term Loans C”, as the context may require.

(c)  Section 2.07 of the Credit Agreement is hereby amended to add a new paragraph (g) at the end thereof as follows:

“(g) Incremental Term Loans C. The Borrower shall repay to the Administrative Agent for the ratable account of the Incremental Term Loan C Lenders (i) on the last Business Day of each March, June, September and December, commencing with the last Business Day of September 2009, an aggregate Dollar Amount equal to 0.25% of the aggregate Dollar Amount of all Incremental Term Loans C outstanding on the Incremental Term Loan C Facility Effective Date (which payments shall be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Section 2.05) and (ii) on the Maturity Date for the Incremental Term Loans C, the aggregate principal amount of all Incremental Term Loans C outstanding on such date.”

(d)  Section 7.10 of the Credit Agreement is hereby amended in its entirety to read as follows:

“SECTION 7.10 Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, in a manner inconsistent with the uses set forth in the preliminary statements to this Agreement or, in the case of Incremental Term Loans C, the preliminary statements to the Incremental Amendment No. 1.”

SECTION 4.  Representations and Warranties.  Holdings and the Borrower represent and warrant to the Agents, the Incremental Term Loan C Facility Arranger and the Lenders:

(a)  The execution, delivery and performance by Holdings and the Borrower of this Amendment and, in the case of the Borrower, the borrowing of the Incremental Term Loans C hereunder are within their respective corporate or other powers, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (i) contravene the terms of any of Holdings’ or the Borrower’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.01 of the Credit Agreement), or require any payment to be made under (A) any Contractual Obligation to which Holdings, the Borrower or any other Subsidiary is a party or which affects Holdings, the Borrower or any other Subsidiary or any of their respective properties or (B) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which Holdings, the Borrower or any other Subsidiary or any of their respective properties is subject; or (c) violate any material Law; except with respect to any conflict, breach or contravention or payment (but not creation of Liens) referred to in clause (ii)(A), to the extent that such conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect.

(b)  This Amendment has been duly executed and delivered by each of Holdings and the Borrower, and constitutes a legal, valid and binding obligation of each of Holdings and the Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by Debtor Relief Laws and by general principles of equity.

SECTION 5.  Effectiveness.  This Amendment shall become effective on and as of the date on which each of the following conditions precedent is satisfied (such date, the “Incremental Term Loan C Facility Effective Date”):

(a)  The Incremental Term Loan C Facility Arranger shall have received counterparts of this Amendment that, when taken together, bear the signatures of (i) the Administrative Agent, (ii) Holdings, (iii) the Borrower and (iv) each Incremental Term Loan C Lender.

(b)  The Incremental Term Loan C Facility Arranger shall have received the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each in form and substance reasonably satisfactory to the Incremental Term Loan C Facility Arranger and its legal counsel:

(i)  such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of Holdings and the Borrower as the Incremental Term Loan C Facility Arranger may reasonably require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents;

(ii)  an opinion from Simpson Thacher & Bartlett LLP, New York counsel to the Loan Parties, in form and substance reasonably satisfactory to the Incremental Term Loan C Facility Arranger, covering such matters relating to this Amendment and the transactions contemplated hereby as the Incremental Term Loan C Facility Arranger shall reasonably request;

(iii)  a certificate from the Chief Financial Officer of the Borrower, dated the Incremental Term Loan C Facility Effective Date, certifying as to (A) the accuracy of the representations and warranties set forth in Section 4 hereof, (B) the  satisfaction of the conditions precedent set forth in paragraphs (c) and (d) of this Section 5 and (C) compliance by the Borrower with the covenant set forth in Section 7.11 of the Credit Agreement for the Test Period in effect on the Incremental Term Loan C Facility Effective Date, determined on a Pro Forma Basis;

(iv)  a Committed Loan Notice relating to the making of the Incremental Term Loans C; and

(v)  all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Act, requested by any Incremental Term Loan C Lender that is not a Lender under the Credit Agreement prior to the effectiveness hereof a reasonable period of time prior to the Incremental Term Loan C Facility Effective Date.

(c)  The representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or in any other Loan Document  shall be true and correct in all material respects on and as of the Incremental Term Loan C Facility Effective Date; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that, any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on such respective dates.

(d)  No Default or Event of Default shall exist on the Incremental Term Loan C Facility Effective Date, or would result from the borrowing of the Incremental Term Loans C or from the application of the proceeds thereof.

(e)  The Incremental Term Loan C Facility Arranger shall have received all other fees and other amounts due and payable to them on or prior to the Incremental Term Loan C Facility Effective Date, including reimbursement or payment of all reasonable documented  out-of-pocket expenses (including reasonable fees, disbursements and other charges of counsel) required to be reimbursed or paid by any Loan Party under the Credit Agreement or under any engagement letter entered into in connection with the Incremental Term Loan C Facility.

(f)  Each Loan Party shall have entered into a written instrument reasonably satisfactory to the Incremental Term Loan C Facility Arranger pursuant to which it confirms that it consents to this Amendment and the Incremental Term Loans C and that the Security Documents to which it is party will continue to apply in respect of the Credit Agreement, as amended hereby, and the Obligations of such Loan Party.

SECTION 6.  Effect of this Amendment.  (a)  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.

(b)  On and after the Incremental Term Loan C Facility Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the Credit Agreement in any other Loan Document shall be deemed to be a reference to the Credit Agreement as amended hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

(c)  To the extent required by Section 2.14 of the Credit Agreement, the Administrative Agent hereby consents to each Incremental Term Loan C Lender making an Incremental Term Loan C pursuant to Section 2 hereof.

(d)  It is understood and agreed that the Pro Rata Share of any Incremental Term Loan C Lender at any time shall, with respect to the Facility consisting of the Incremental Term Loans C, be determined based on the percentage (carried out to the ninth decimal place) of the aggregate principal amount of the Incremental Term Loans C of all the Incremental Term Loan C Lenders represented at such time by the Incremental Term Loans C of such Incremental Term Loan C Lender.

SECTION 7.  Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment.

SECTION 8.  GOVERNING LAW.  (a)  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b)  ANY LEGAL ACTION OR PROCEEDING ARISING UNDER THIS AMENDMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AMENDMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AMENDMENT, EACH PARTY HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS.  EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO.

SECTION 9.  Headings.  Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

TRAVELPORT LLC,

by
/s/ Kevin P. Monaco
Name:	Kevin P. Monaco
Title:	Senior Vice President & Treasurer

TRAVELPORT LIMITED,

by
/s/ Kevin P. Monaco
Name:	Kevin P. Monaco
Title:	Senior Vice President & Treasurer

UBS AG, STAMFORD BRANCH, as the Administrative Agent,

by
/s/ Mary E. Evans
Name:	Mary E. Evans
Title:	Associate Director

by
/s/ Marie A. Haddad
Name:	Marie A. Haddad
Title:	Associate Director

SIGNATURE PAGE TO AMENDMENT NO. 1

TO THE TRAVELPORT LLC

SECOND AMENDED AND RESTATED CREDIT

AGREEMENT DATED AS OF MAY 23, 2007

Name of Incremental Term Loan C Lender:	CREDIT SUISSE, CAYMAN ISLANDS BRANCH,

by
/s/ Judith E. Smith
Name:	Judith E. Smith
Title:	Director

by
/s/ James Morgan
Name:	James Morgan
Title:	Managing Director

SCHEDULE 1 TO AMENDMENT NO. 1

TO THE TRAVELPORT LLC

SECOND AMENDED AND RESTATED CREDIT

AGREEMENT DATED AS OF MAY 23, 2007

Incremental Term Loan C Commitments

Lender	Incremental Term Loan C Commitment
Credit Suisse, Cayman Islands Branch	$150,000,000

Total	$150,000,000